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                                                                    Exhibit 10.5

                                 Amendment to
                     Cable Design Technologies Corporation
                   2001 Long-Term Performance Incentive Plan
                   -----------------------------------------

            Adopted by the Board of Directors on December 10, 2001

The second sentence of Section 4(b) of the 2001 Long-Term Performance Incentive Plan is amended to read in its entirety as follows:

     In any one calendar year, the Committee shall not grant to any one participant options or SAR's to purchase a number of shares of Common Stock, and shall not grant to any one participant Restricted Stock or Performance Grants, in excess of 100,000 shares, provided that foregoing restriction shall not apply in connection with options, SAR's, Restricted Stock or Performance Grants made in connection with any person being hired by the Corporation or its subsidiaries.


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